EXHIBIT 10.1

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (this “Agreement”) is made and entered into by and between Better Choice Company, Inc. (the “Company”) and the undersigned (“Contractor”), effective as of the date executed by the parties below (the “Effective Date”).

1.           Term. The independent contractor arrangement set forth in this Agreement shall commence as of the Effective Date and shall terminate on the fifth anniversary thereof (the “Term”).  The Term may be terminated earlier by either party by providing ninety (90) days’ notice of such intent to terminate to the other party, or renewed or extended, in each case, by mutual agreement of the parties.

2.           Services. Contractor shall act as an independent contractor to the Company. In this capacity, Contractor’s primary responsibilities and objectives shall be as special advisor to the Chief Executive Officer, C-Suite executives and the board of directors of the Company (the “Board”) and to advise the Company on global cannabis best practices (the “Services”). Contractor represents and warrants that Contractor has no obligations to any other person or entity that would conflict with Contractor’s ability to perform the Services, provided that during the period commencing as of the date hereof and ending on the earlier of (i) July 3, 2021; and (ii) the termination of this Agreement in accordance with its terms, neither the Company nor any of its affiliates, alone or in partnership or association with any other person, corporation, partnership, business, or entity, shall be engaged in the growing, extraction, and sales of cannabis and cannabis related products within Canada. The Company may not, without the prior consent of Contractor, make a public announcement in connection with Contractor’s Services and Contractor’s investment in the Company, including, the Incentive Warrants (as defined below); provided, however, that nothing in the foregoing shall prevent the Company from making any filings required to be made pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 or otherwise as required by applicable law or regulation.

3.           Compensation. Contractor shall be eligible to receive the following compensation on, or as soon as reasonably practicable following, the Effective Date in consideration for the Services provided hereunder:

a)          The Company will issue Contractor 2,500,000 share purchase warrants (the “Warrants”), with each Warrant entitling Contractor to acquire one share of common stock of the Company (the “Common Stock”) at a price of $0.10 per Common Stock, which Warrants: (A) shall vest as follows: (i) 50% of the Warrants, being 1,250,000 Warrants (the “Tranche 1 Warrants”), will vest and be exercisable upon the earlier of (Y)  twelve-month anniversary of the Effective Date or (Z) immediately prior to a Change in Control (as such term is defined under the Company’s 2019 Incentive Award Plan) (a “Change in Control”) and (ii) the remaining 50% of the Warrants, being 1,250,000 Warrants (the “Tranche 2 Warrants”) will vest and be exercisable upon the earlier of (Y) the eighteen-month anniversary of the Effective Date or (Z) immediately prior to a Change in Control, in each case, subject to Contractor’s continued service to the Company through such date, (B) will have a term expiring on the tenth anniversary of the Effective Date (the “Expiry Date”); and (C) shall be subject to such other terms and conditions as may be determined by the Board.

b)            The Company will issue Contractor an additional 1,500,000 share purchase warrants (the “Additional Warrants”, together with the Warrants, the “Incentive Warrants”), with each Additional Warrant entitling Contractor to acquire one share of Common Stock at a price of $10.00 per Common Stock, which Additional Warrants (A) shall be exercisable on the earlier of (Y) the eighteen-month anniversary of the Effective Date or (Z) immediately prior to a Change in Control, in each case, subject to Contractor’s continued service to the Company through such date, (B) will have a term expiring on the tenth anniversary of the Effective Date; and (C) shall be subject to such other terms and conditions as may be determined by the Board.

During the term of the Incentive Warrants, should Contractor cease to be engaged by the Company for any reason, other than as a result of a termination by reason of Just Cause (as defined below) or as a result of Contractor’s resignation as an independent contractor of the Company, the Incentive Warrants which have not then vested will immediately prior to the date Contractor ceases to be engaged with the Company be deemed to become vested and such Incentive Warrants will remain exercisable until the Expiry Date. “Just Cause” as used in the immediately prior sentence shall mean the Contractor’s willful failure to perform his duties (other than any such failure resulting from disability) if not cured within 30 days of receiving written notice from the Board detailing that failure.

c)            The Company shall advance to Contractor, in one or more tranches, an amount equal to $250,000 by way of a loan (the “Loan”) pursuant to the terms of the promissory note (the “Note”) attached hereto as Exhibit A. The Company shall make the Loan effective immediately upon the Effective Date. Contractor agrees to draw down on the Loan, in whole or in part, solely to exercise up to 2,500,000 of the Warrants.

d)           All amounts paid to Contractor under this Agreement shall constitute income from self-employment, and Contractor shall be solely responsible for paying all federal, state, and local taxes (including FUTA and FICA) on compensation received. Contractor will indemnify the Company for, and hold it harmless from, any and all liability arising from any failure to pay such taxes and/or Contractor’s tax treatment under this Agreement.

4.          Insider Lock-Up Agreements. Within five (5) business days of the Effective Date, or such other date as the parties mutually agree, the Company shall use its commercially reasonable efforts to cause each of the directors and officers of the Company (collectively, the “Insiders”) to enter into a lock-up agreement, upon customary terms and conditions, between each Insider and Mr. Linton (each, a “Lock-Up Agreement”). Pursuant to such Lock-Up Agreement, each Insider will agree not to sell, transfer, pledge or otherwise dispose of any shares of common stock of the Company or securities exchangeable or convertible into shares of common stock of the Company, subject in all circumstances to customary limitations and exceptions for agreements of this type, and for a period of no more than one year from the Effective Date.

5.           Independent Contractor Status. For all purposes, at all times while performing the Services, Contractor shall be an independent contractor and not an employee of the Company, including, without limitation, as follows:

a)            No Employee Benefits. Contractor and Contractor’s agents are not eligible for, and shall not participate in or apply for, any Company-provided employee benefit plan or program, including without limitation, paid vacation, workers’ compensation, group health insurance, life or disability insurance, paid leave, pension, severance, or unemployment insurance. Should Contractor be deemed to have any rights of participation in any such plans, by signing below, Contractor hereby waives such rights freely, knowingly, and voluntarily.

b)          Control of Work. Contractor shall have exclusive control of the method of performing the Services and particular hours of work, and shall independently manage and control his/her activities. Contractor and Company shall jointly develop a budget for all expenses anticipated to perform the Services under this Agreement.

6.           Representations and Warranties of the Company. Company represents and warrants to Contractor that, as of the date hereof, neither the Company nor any of its affiliates, alone or in partnership or association with any other person, corporation, partnership, business, or entity, is engaged in the growing, extraction, and sales of cannabis and cannabis related products within Canada.

7.           Covenants of the Company. Company covenants and agrees that during the period commencing as of the date hereof and ending on the earlier of (i) July 3, 2021; and (ii) the termination of this Agreement in accordance with its terms, neither the Company nor any of its affiliates, alone or in partnership or association with any other person, corporation, partnership, business, or entity, shall be engaged in the growing, extraction, and sales of cannabis and cannabis related products within Canada.

8.          Indemnification. During and after the term of this Agreement, the Company shall indemnify and hold Contractor harmless to the fullest extent permitted by applicable law with regard to any action or inaction of Contractor provided: (a) he acted honestly and in good faith; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. This Section 8 shall survive any termination of this Agreement.

9.           Confidential Information/Return of Materials. During the Term and at all times thereafter, Contractor shall maintain in strict confidence all Confidential Information, and shall not disclose or utilize such Confidential Information for any purpose other than in connection with the performance of Contractor’s duties under this Agreement. “Confidential Information” means all of the Company’s non-public information, in whatever form, including but not limited to information relating to employees, vendors, suppliers, customers, other business affiliates of the Company, financial information, trade secrets, business plans and strategies, research and development, and any other information that is confidential, proprietary and not known by the public through no unlawful means. Contractor understands that this obligation survives the termination of this engagement with the Company for any reason. Upon the termination of Contractor’s engagement with the Company, all Confidential Information and other Company property shall be immediately returned to the Company, and Contractor (or any of Contractor’s agents) shall retain no copies thereof. Contractor is hereby notified that, pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret made: (I) in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (II) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

10.         Miscellaneous Provisions.

a)            Notices. All notices, invoices, or other communications to be given hereunder shall be in writing and personally delivered or sent by a nationally recognized overnight carrier, postage prepaid, to the Company at its principal place of business and to Contractor at Contractor’s address as then indicated on the Company’s records. Notices shall be deemed effective when personally delivered or one (1) day after mailing pursuant to this paragraph.

b)           No Assignment. Contractor may not assign or transfer Contractor’s obligations under this Agreement to any other person or entity without the prior written approval of the Company. The terms and provisions of this Agreement shall be binding upon Contractor as well as his/her heirs, executors, administrators, permitted assigns, legal representatives and successors in interest.

c)          Entire Agreement. This Agreement contains the entire understanding of the parties concerning the contractor arrangement between Contractor and the Company, and supersedes all prior oral or written understandings and agreements regarding same. This Agreement may be modified only in writing, signed by all parties hereto.

[Signature Page Follows]

CONTRACTOR

Signature:	/s/ Bruce Linton	Date:	September 17, 2019

Print Name:	Bruce Linton

COMPANY

Signature:	/s/ Damian Dalla-Longa	Date:	September 17, 2019

Print Name:	Damian Dalla-Longa

Title:	Co-CEO